                                                                      EXHIBIT 21

                     STIRLING COOKE BROWN HOLDINGS LIMITED

                                 Subsidiaries


The following subsidiaries are incorporated in Bermuda:

Realm Investments Ltd.
Raydon Underwriting Management Company Limited
Realm Captive Management Company Limited
Realm Underwriting Management Ltd.
Stirling Cooke Brown Insurance Brokers (Bermuda) Limited
CIRCL Holdings Ltd.
Comp Indemnity Reinsurance Company Limited
Realm Insurance Services Limited


The following subsidiaries are incorporated in the United Kingdom:

Stirling Cooke Brown Holdings (UK) Limited
Stirling Cooke Brown Insurance Brokers Limited
Stirling Cooke Brown Reinsurance Brokers Limited
Stirling Cooke International Insurance Brokers Limited


The following subsidiaries are incorporated in the United States:

Stirling Cooke North American Holdings Ltd., a Delaware corporation
Stirling Cooke Insurance Services Inc., a Florida corporation
Stirling Cooke (Texas) Inc., a Texas corporation
Stirling Cooke Risk Management Services, Inc., a Florida corporation
Stirling Cooke Brown North American Reinsurance Intermediaries, Inc., a New York
  corporation
Employers & Providers Resource Group, Inc., a Delaware corporation
North American Risk Inc., a Texas corporation
Realm National Insurance Company, a New York insurance corporation